EXHIBIT 10.5

                            ADDENDUM TO EXHIBIT "'A"


       This Addendum to Exhibit "A" is made and entered into this 10th day of January, 1997, between Paul M. Miller Senior Trust, hereinafter referred to as Paul Miller and Tesoro Corporation, hereinafter referred to as Tesoro.

       The purpose of this Addendum to Exhibit "A" is to modify Exhibit "A" that sets up the price per unit of water sold by Paul Miller to Tesoro under certain Contract between the parties entered and executed on October 22, 1995, regarding selling and buying water, a copy of said contract is attached by reference hereto and constitutes a integral part to this Addendum.

       The following change to the Exhibit "A" dated October 22, 1995 shall be effective as to the date of this Addendum:

       Exhibit "A":

       The agreed price per unit of water under the contract (unit being One US Gallon) shall change from five cents of a dollar (0.05c), to Seven cents of a dollar (0.07c).

       This Addendum to Exhibit "A" between the parties executed on October 22, 1995 is hereby agreed and accepted on the above terms and conditions as to the date first written above.

       By Paul M. Miller Senior Trust           By Tesoro Corporation

         /s/ Paul Miller                       /s/  Omar Barrientos, President

                                      -78-
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                              ADDENDUM TO CONTRACT

         This Addendum to contract is made and entered into this Jan, day of 10th between Paul M. Miller Senior Trust hereinafter referred to as Paul Miller and Tesoro Corporation, hereinafter referred to as Tesoro.

The purpose of this Addendum is to modify and clarify certain contract between the parties entered and executed on October 22, 1995, regarding selling and buying water, a copy of said contract is attached by reference hereto and constitutes a integral part to this Addendum

The following changes or modification to the contract dated October 22, 1995 shall he effective as to the date of this Addendum:

Contract:

Paragraph 3.1 is hereby deleted from contract

Paragraph 3.4 shall now read: Paul Miller shall install. as soon as feasible. but not later than three months (excepting periods of frozen ground) after commencement of installation of bottling equipment by Tesoro or its affiliates, an underground pipe system to reach Paul Miller's inside property line closet's to Tesoro's property line.

Paragraph 14, shall now read: Waiver. The waiver of any provision of this agreement, by either party, written or not, shall not be deemed a continuing waiver or waiver of any provision of this agreement by either party.
Waivers must be in writing.

This Addendum to the contract between the parties executed on October 22, 1995 is hereby agreed and accepted on the above terms and conditions as to the date first written above.

By Paul M. Miller Senior Trust                 By Tesoro Corporation

/s/ Paul Miller                               /s/ Omar Barrientos, President

                                      -79-
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